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                                                                    Exhibit 10.2

                              MKS INSTRUMENTS, INC.

         AMENDED AND RESTATED 1996 DIRECTOR STOCK OPTION PLAN

      1.   PURPOSE

      The purpose of this Amended and Restated 1996 Director Stock Option Plan (the "Plan") of MKS Instruments, Inc., a Massachusetts corporation (the "Company"), is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

      2.   ADMINISTRATION

      The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

      3.   PARTICIPATION IN THE PLAN

           Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

      4.   STOCK SUBJECT TO THE PLAN

           (a) The maximum number of shares which may be issued under the Plan shall be 20 shares of the Company s Class B Common Stock, no par value per share (the "Common Stock"). From and after the closing of the Company s initial public offering of Common Stock pursuant to an effective Registration Statement under the Securities Act of 1933, all references herein to "Common Stock" shall be deemed to be references to the Company s Common Stock, and all references to numbers of shares of Common Stock in the Plan and in outstanding options under the Plan shall be adjusted to reflect the rate at which outstanding shares of Class B Common Stock are exchanged for shares of Common Stock pursuant to the recapitalization effected in connection with such public offering.

           (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the






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unexercised portion of such option shall again become available for grant pursuant to the Plan.

           (c) All options granted under the Plan shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").

      5.   TERMS, CONDITIONS AND FORM OF OPTIONS

           Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

           (a)   OPTION GRANT DATES.

           Options will be granted in accordance with the following:

                 (i) CURRENT OUTSIDE DIRECTORS. An option for 2.1429 shares shall automatically be granted to each non-employee director of the Company on the date of the original adoption of the Plan by the Board of Directors (the "Adoption Date").

                 (ii) FUTURE OUTSIDE DIRECTORS. An option for 2.1429 shares shall automatically be granted to each non-employee director elected to the Board of Directors after the Adoption Date upon his initial election to the Board.

                 (ii) ANNUAL GRANTS. An option for 0.2857 shares shall automatically be granted on the date of each annual meeting of stockholders of the Company (commencing with the annual meeting to be held in 1997) to each non-employee director of the Company, PROVIDED that he was elected to serve as a director of the Company at least six months prior to the date of such meeting.

           (b) OPTION EXERCISE PRICE. The option exercise price per share for each option granted under the Plan shall equal (i) the last reported sales price per share of the Company s Common Stock on the Nasdaq National Market (or, if the Common Stock is traded on a national securities exchange on the date of grant, the reported closing sales price per share of the Common Stock on such exchange) on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day) or (ii) if the Common Stock is not traded on the Nasdaq National Market or a national securities exchange, the fair market value per share on the date of grant as determined by the Board of Directors on such date. If at any time, in the good faith judgment of the Board of Directors, the Board of Directors



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determines that the fair market value of the shares of the Company's Common
Stock is less than the exercise price of any options granted under the Plan, it may change the exercise price of such options to the fair market value of the Common Stock on the date of such determination; provided that, similar exercise price adjustments (or replacement options are issued) with respect to options issued pursuant to the Company's other option plans.

           (c) OPTIONS NON-TRANSFERABLE. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

           (d) EXERCISE PERIOD. Each option granted pursuant to paragraphs
(a)(i) and (ii) of this Section 5 shall become exercisable in twelve (12) equal quarterly installments following the date of grant. Each option granted pursuant to paragraph (a)(iii) of this Section 5 shall become fully exercisable on the day prior to the first annual meeting of stockholders of the Company following the date of grant (or if no such meeting is held within thirteen (13) months after the date of grant, on the thirteen-month anniversary of the date of grant).

           (e) TERMINATION. Upon termination of an optionee s service as a director of the Company, each option held by him may be exercised during the three month period following such termination of service, as to the exercisable portion of such option as of the date of termination, PROVIDED that (i) no option may be exercised more than ten (10) years after the date of grant, and
(ii) in the event an optionee ceases to serve as a director due to his death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision), each option may be exercised, within the period of 180 days following the date the optionee ceases to serve as a director, by the optionee or by the person to whom the option is transferred by will, by the laws of descent and distribution, or by written notice, as to the portion of the option that is exercisable on the date of death or disability and as to the additional portion that would have become exercisable on the next anniversary date of the date of grant of such option.

           (f) EXERCISE PROCEDURE. Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking, in form and substance satisfactory to the Company, by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions, in form and substance satisfactory to the Company, to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.



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           (g) EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OF DIRECTOR. An
optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

      6.   ASSIGNMENTS

           The rights and benefits of participants under the Plan may not be assigned, whether voluntarily or by operation of law, except as provided in
Section 5(g).

      7.   EFFECTIVE DATE

           The Plan shall become effective immediately upon its adoption by the Board of Directors, but all grants of options shall be conditional upon the approval of the Plan by the stockholders of the Company within 12 months after adoption of the Plan by the Board of Directors.

      8.   LIMITATION OF RIGHTS

           (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a director for any period of time.

           (b) NO STOCKHOLDERS' RIGHTS FOR OPTIONS. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued.

      9.   CHANGES IN COMMON STOCK

           (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or



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other securities, an appropriate and proportionate adjustment will be made in
(i) the maximum number and kind of shares reserved for issuance under the Plan,
(ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

           (b) In the event of (i) a consolidation, merger or other reorganization in which all of the outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or (ii) any sale of all or substantially all of the Company's assets (in either event, an "Acquisition"), all options outstanding under the Plan immediately prior to the effective date of such Acquisition shall become automatically exercisable in full upon the effective date of such Acquisition.

      10.  AMENDMENT OF THE PLAN

           The Board of Directors may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9).

      11.  NOTICE

           Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

      12.  GOVERNING LAW

           The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of The Commonwealth of Massachusetts.

                                 Adopted by the Board of Directors
                                 and Stockholders on May 17, 1996

                                 Approved as Amended and Restated by the
                                 Board of Directors on December 31, 1997

                                 Approved as Amended and Restated by the Stockholders on January 9, 1998

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1.  Share amounts set forth herein do not reflect the 2,110-for-1 stock split approved by the Board of Directors of the Company on December 31, 1997 (the "Split"), therefore, amounts reflected herein should be appropriately adjusted in accordance with Section 9 to reflect the Split.

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